EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FIRST QUARTER 2024 FINANCIAL RESULTS

First Quarter Highlights
•Net income of $15.3 million, or $0.48 per diluted share; return on average assets (“ROAA”) of 1.23%; return on average stockholders' equity (“ROAE”) of 12.42%; and return on average tangible common equity (“ROATCE”)(1) of 14.83%
•Adjusted net income(1) of $18.1 million; or $0.57 per diluted share; adjusted ROAA(1) of 1.45%; adjusted ROAE(1) of 14.72%; and adjusted ROATCE(1) of 17.57%
•Asset quality remained strong with nonperforming assets to total assets of 0.20%, close to a historic low
•Net interest margin and net interest margin (tax-equivalent basis)(1) remained stable at 3.94% and 3.99%, respectively

Bloomington, IL, April 22, 2024 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $15.3 million, or $0.48 diluted earnings per share, for the first quarter of 2024. This compares to net income of $18.4 million, or $0.58 diluted earnings per share, for the fourth quarter of 2023, and net income of $9.2 million, or $0.30 diluted earnings per share, for the first quarter of 2023.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “This has been an excellent start to 2024 as we continue to show the strength of our franchise. Our profitability remained very strong with an adjusted ROAA(1) of 1.45% and an adjusted ROATCE(1) of 17.57%. Our net interest margin (tax-equivalent basis)(1) was stable at 3.99%, as the increase in funding costs has slowed. Deposits, excluding brokered deposits, increased slightly during the quarter while loans had a small decline. The decrease in loans included the payoff of several loans that had interest rates lower than the current yield on cash, so it did not have a material impact on profitability. Credit quality has remained strong, as evidenced by a net recovery for the quarter and nonperforming loans to total assets still being near a historic low. Despite an increase in interest rates having a negative impact on accumulated other comprehensive income (loss) during the quarter, we saw increases to all capital ratios and an increase to tangible book value per share(1) by $0.29. Tangible book value per share(1) has now grown by $1.74, or 15.2%, since March 31, 2023.”
____________________________________
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the first quarter of 2024. This compares to adjusted net income of $19.3 million, or $0.60 adjusted diluted earnings per share, for the fourth quarter of 2023, and adjusted net income of $19.9 million, or $0.64 adjusted diluted earnings per share, for the first quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the first quarter of 2024 was $46.7 million, a decrease of 0.8% from $47.1 million for the fourth quarter of 2023. The slight decrease was primarily attributable to an increase in funding costs, which were partially offset by an increase in asset yields. The increase in asset yields was primarily driven by higher cash balances following the sale of $66.8 million of municipal securities as well as higher loan yields. The book yield of the securities sold was 1.87% and the average life was 6.7 years.
Relative to the first quarter of 2023, net interest income decreased 0.3% from $46.8 million. The slight decrease was primarily attributable to an increase in funding costs, which were mostly offset by higher interest-earning asset balances following the Town and Country Financial Corporation (“Town and Country”) merger, which closed on February 1, 2023, and higher yields on interest-earning assets.
Net interest margin for the first quarter of 2024 was 3.94%, compared to 3.93% for the fourth quarter of 2023, and net interest margin (tax-equivalent basis)(1) for the first quarter of 2024 was 3.99%, unchanged from the fourth quarter of 2023. Higher yields on interest-earning assets were offset by higher funding costs with the cost of funds increasing to 1.37% for the first quarter of 2024, compared to 1.26% for the fourth quarter of 2023.
Relative to the first quarter of 2023, net interest margin decreased from 4.20% and net interest margin (tax-equivalent basis)(1) decreased from 4.26%. These decreases were primarily attributable to increases in funding costs outpacing increases in interest-earning asset yields.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the first quarter of 2024 was $5.6 million, a decrease of 38.9% from $9.2 million for the fourth quarter of 2023. The decrease was primarily attributable to $3.4 million in realized losses on the sale of securities during the first quarter of 2024 and $0.6 million of impairment losses on bank premises related to the closure of two branch premises now held for sale. Partially offsetting these losses were changes in the mortgage servicing rights fair value adjustment, with a $0.1 million positive fair value adjustment during the first quarter of 2024 compared to a $1.2 million negative fair value adjustment during the fourth quarter of 2023.
Relative to the first quarter of 2023, noninterest income decreased 24.4% from $7.4 million. The decrease was primarily attributable to the $3.4 million in realized losses on the sales of securities in the first quarter of 2024 compared to $1.0 million in realized losses on the sale of securities in the first quarter of 2023.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the first quarter of 2024 was $31.3 million, a 2.9% increase from $30.4 million for the fourth quarter of 2023. The increase was primarily attributable to a $0.9 million increase in salaries, which was impacted by seasonal variations in vacation accruals, annual merit increases that were effective at the beginning of March, and the refresh of annual payroll tax limitations. Additionally, the $0.4 million increase in employee benefit expenses was primarily attributable to higher medical benefit costs.
Relative to the first quarter of 2023, noninterest expense decreased 13.0% from $35.9 million, primarily attributable to the absence of $7.1 million of Town and Country acquisition-related expenses, partially offset by an increase in salaries and benefits expenses.
Acquisition-related expenses recognized during the first quarter of 2023 are summarized below. No Town and Country acquisition-related expenses were recognized subsequent to the second quarter of 2023.

(dollars in thousands)	Three Months Ended March 31, 2023

PROVISION FOR CREDIT LOSSES	$5,924
NONINTEREST EXPENSE
Salaries	3,518
Data processing	1,855
Marketing and customer relations	14
Legal fees and other noninterest expense	1,753
Total noninterest expense	7,140
Total acquisition-related expenses	$13,064
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.35 billion at March 31, 2024, compared with $3.40 billion at December 31, 2023 and $3.20 billion at March 31, 2023. The $58.5 million decrease from December 31, 2023 reflected a decrease in line utilization on existing lines of credit by $28.3 million, including $13.2 million drawn by two customers’ lines that paid off shortly after December 31, 2023 and were noted in the previous quarter’s earnings release. Additionally, across the portfolio, early payoffs of loans maturing or repricing beyond 2024 with fixed rates of 4.00% or less totaled $14.4 million. Construction and land development loans decreased by $18.0 million with several completed projects shifting to other loan categories. Although grain elevator loans increased $5.7 million during the first quarter of 2024, seasonal line utilization was significantly lower relative to historical levels.
Deposits
Total deposits were $4.36 billion at March 31, 2024, compared with $4.40 billion at December 31, 2023 and $4.31 billion at March 31, 2023. The $40.9 million decrease from December 31, 2023 was primarily attributable to a $89.1 million decrease in brokered deposits, which was partially offset by the addition of $33.9 million of time deposits from a State of Illinois loan matching program that are a lower cost source of funding.
Asset Quality
Nonperforming loans totaled $9.7 million, or 0.29% of total loans, at March 31, 2024, compared with $7.9 million, or 0.23% of total loans, at December 31, 2023, and $6.5 million, or 0.20% of total loans, at March 31, 2023. Additionally, of the $9.7 million of nonperforming loans held as of March 31, 2024, $2.7 million is either wholly or partially guaranteed by the U.S. government. The $1.8 million increase in nonperforming loans from December 31, 2023 was primarily attributable to the movement of a few commercial and industrial and commercial real estate - owner occupied credits to nonaccrual status.

HBT Financial, Inc.

The Company recorded a provision for credit losses of $0.5 million for the first quarter of 2024. The provision for credit losses primarily reflects a $3.7 million increase in required reserves resulting from changes in qualitative factors, a $2.1 million decrease in required reserves resulting from changes in economic forecasts, a $1.0 million decrease in required reserves driven by a reduction in loan portfolio balances, and a $0.1 million decrease in specific reserve.
The Company had net recoveries of $0.2 million, or 0.02% of average loans on an annualized basis, for the first quarter of 2024, compared to net charge-offs of $0.5 million, or 0.06% of average loans on an annualized basis, for the fourth quarter of 2023, and net recoveries of $0.1 million, or 0.02% of average loans on an annualized basis, for the first quarter of 2023.
The Company’s allowance for credit losses was 1.22% of total loans and 423% of nonperforming loans at March 31, 2024, compared with 1.18% of total loans and 510% of nonperforming loans at December 31, 2023. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.8 million as of March 31, 2024, compared with $3.8 million as of December 31, 2023.
Capital
The ratio of tangible common equity to tangible assets(1) increased to 8.40% as of March 31, 2024, from 8.19% as of December 31, 2023, and tangible book value per share(1) increased by $0.29 to $13.19 as of March 31, 2024, when compared to December 31, 2023.
During the first quarter of 2024, the Company repurchased 179,281 shares of its common stock at a weighted average price of $18.93 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2025. As of March 31, 2024, the Company had $11.6 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of March 31, 2024, HBT Financial had total assets of $5.0 billion, total loans of $3.3 billion, and total deposits of $4.4 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), ratio of tangible common equity to tangible assets, tangible book value per share, ROATCE, adjusted net income, adjusted earnings per share, adjusted ROAA, adjusted ROAE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.

HBT Financial, Inc.

Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks or as a result of the upcoming 2024 presidential election; (v) changes in interest rates and prepayment rates of the Company’s assets (including the effects of significant rate increases by the Federal Reserve since 2020); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Interest and dividend income	$61,961	$61,411	$51,779
Interest expense	15,273	14,327	4,942
Net interest income	46,688	47,084	46,837
Provision for credit losses	527	1,113	6,210
Net interest income after provision for credit losses	46,161	45,971	40,627
Noninterest income	5,626	9,205	7,437
Noninterest expense	31,268	30,387	35,933
Income before income tax expense	20,519	24,789	12,131
Income tax expense	5,261	6,343	2,923
Net income	$15,258	$18,446	$9,208

Earnings per share - Diluted	$0.48	$0.58	$0.30

Adjusted net income (1)	$18,073	$19,272	$19,859
Adjusted earnings per share - Diluted (1)	0.57	0.60	0.64

Book value per share	$15.71	$15.44	$14.02
Tangible book value per share (1)	13.19	12.90	11.45

Shares of common stock outstanding	31,612,888	31,695,828	32,095,370
Weighted average shares of common stock outstanding	31,662,954	31,708,381	30,977,204

SUMMARY RATIOS
Net interest margin *	3.94%	3.93%	4.20%
Net interest margin (tax-equivalent basis) * (1)(2)	3.99	3.99	4.26

Efficiency ratio	58.41%	52.70%	65.27%
Efficiency ratio (tax-equivalent basis) (1)(2)	57.78	52.09	64.43

Loan to deposit ratio	76.73%	77.35%	74.13%

Return on average assets *	1.23%	1.46%	0.78%
Return on average stockholders' equity *	12.42	15.68	8.84
Return on average tangible common equity * (1)	14.83	18.96	10.45

Adjusted return on average assets * (1)	1.45%	1.53%	1.69%
Adjusted return on average stockholders' equity * (1)	14.72	16.38	19.08
Adjusted return on average tangible common equity * (1)	17.57	19.81	22.55

CAPITAL
Total capital to risk-weighted assets	15.79%	15.33%	15.11%
Tier 1 capital to risk-weighted assets	13.77	13.42	13.16
Common equity tier 1 capital ratio	12.44	12.12	11.79
Tier 1 leverage ratio	10.65	10.49	10.29
Total stockholders' equity to total assets	9.85	9.65	8.98
Tangible common equity to tangible assets (1)	8.40	8.19	7.45

ASSET QUALITY
Net charge-offs (recoveries) to average loans	(0.02)%	0.06%	(0.02)%
Allowance for credit losses to loans, before allowance for credit losses	1.22	1.18	1.21
Nonperforming loans to loans, before allowance for credit losses	0.29	0.23	0.20
Nonperforming assets to total assets	0.20	0.17	0.20
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$51,926	$52,060	$42,159
Federally tax exempt	1,094	1,125	952
Securities:
Taxable	6,250	6,377	6,616
Federally tax exempt	597	888	1,197
Interest-bearing deposits in bank	1,952	786	739
Other interest and dividend income	142	175	116
Total interest and dividend income	61,961	61,411	51,779
INTEREST EXPENSE
Deposits	13,593	11,227	2,374
Securities sold under agreements to repurchase	152	148	38
Borrowings	125	1,534	1,297
Subordinated notes	470	470	470
Junior subordinated debentures issued to capital trusts	933	948	763
Total interest expense	15,273	14,327	4,942
Net interest income	46,688	47,084	46,837
PROVISION FOR CREDIT LOSSES	527	1,113	6,210
Net interest income after provision for credit losses	46,161	45,971	40,627
NONINTEREST INCOME
Card income	2,616	2,717	2,658
Wealth management fees	2,547	2,885	2,338
Service charges on deposit accounts	1,869	2,016	1,871
Mortgage servicing	1,055	1,156	1,099
Mortgage servicing rights fair value adjustment	80	(1,155)	(624)
Gains on sale of mortgage loans	298	401	276
Realized gains (losses) on sales of securities	(3,382)	—	(1,007)
Unrealized gains (losses) on equity securities	(16)	221	(22)
Gains (losses) on foreclosed assets	87	58	(10)
Gains (losses) on other assets	(635)	5	—
Income on bank owned life insurance	164	158	115
Other noninterest income	943	743	743
Total noninterest income	5,626	9,205	7,437
NONINTEREST EXPENSE
Salaries	16,657	15,738	19,411
Employee benefits	2,805	2,379	2,335
Occupancy of bank premises	2,582	2,458	2,102
Furniture and equipment	550	655	659
Data processing	2,925	2,565	4,323
Marketing and customer relations	996	1,169	836
Amortization of intangible assets	710	720	510
FDIC insurance	560	575	563
Loan collection and servicing	452	431	278
Foreclosed assets	49	17	61
Other noninterest expense	2,982	3,680	4,855
Total noninterest expense	31,268	30,387	35,933
INCOME BEFORE INCOME TAX EXPENSE	20,519	24,789	12,131
INCOME TAX EXPENSE	5,261	6,343	2,923
NET INCOME	$15,258	$18,446	$9,208

EARNINGS PER SHARE - BASIC	$0.48	$0.58	$0.30
EARNINGS PER SHARE - DILUTED	$0.48	$0.58	$0.30
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,662,954	31,708,381	30,977,204

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
ASSETS
Cash and due from banks	$19,989	$26,256	$35,244
Interest-bearing deposits with banks	240,223	114,996	141,868
Cash and cash equivalents	260,212	141,252	177,112

Interest-bearing time deposits with banks	515	509	249
Debt securities available-for-sale, at fair value	669,020	759,461	854,622
Debt securities held-to-maturity	517,472	521,439	536,429
Equity securities with readily determinable fair value	3,324	3,360	3,145
Equity securities with no readily determinable fair value	2,622	2,505	1,980
Restricted stock, at cost	5,155	7,160	4,991
Loans held for sale	3,479	2,318	5,130

Loans, before allowance for credit losses	3,345,962	3,404,417	3,195,540
Allowance for credit losses	(40,815)	(40,048)	(38,776)
Loans, net of allowance for credit losses	3,305,147	3,364,369	3,156,764

Bank owned life insurance	24,069	23,905	23,447
Bank premises and equipment, net	64,755	65,150	65,119
Bank premises held for sale	317	—	235
Foreclosed assets	277	852	3,356
Goodwill	59,820	59,820	59,876
Intangible assets, net	19,972	20,682	22,842
Mortgage servicing rights, at fair value	19,081	19,001	19,992
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	23,117	24,534	20,301
Other assets	60,542	55,239	56,617
Total assets	$5,040,510	$5,073,170	$5,013,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,047,074	$1,072,407	$1,218,888
Interest-bearing	3,313,500	3,329,030	3,091,633
Total deposits	4,360,574	4,401,437	4,310,521

Securities sold under agreements to repurchase	31,864	42,442	34,919
Federal Home Loan Bank advances	12,725	12,623	75,183
Subordinated notes	39,494	39,474	39,415
Junior subordinated debentures issued to capital trusts	52,804	52,789	52,746
Other liabilities	46,368	34,909	50,939
Total liabilities	4,543,829	4,583,674	4,563,723

Stockholders' Equity
Common stock	328	327	327
Surplus	296,054	295,877	294,441
Retained earnings	278,353	269,051	228,782
Accumulated other comprehensive income (loss)	(56,048)	(57,163)	(62,175)
Treasury stock at cost	(22,006)	(18,596)	(11,277)
Total stockholders’ equity	496,681	489,496	450,098
Total liabilities and stockholders’ equity	$5,040,510	$5,073,170	$5,013,821
SHARES OF COMMON STOCK OUTSTANDING	31,612,888	31,695,828	32,095,370

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

LOANS
Commercial and industrial	$402,206	$427,800	$333,013
Commercial real estate - owner occupied	294,967	295,842	317,103
Commercial real estate - non-owner occupied	890,251	880,681	854,024
Construction and land development	345,991	363,983	389,142
Multi-family	421,573	417,923	362,672
One-to-four family residential	485,948	491,508	482,732
Agricultural and farmland	287,205	287,294	243,357
Municipal, consumer, and other	217,821	239,386	213,497
Total loans	$3,345,962	$3,404,417	$3,195,540

(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

DEPOSITS
Noninterest-bearing deposits	$1,047,074	$1,072,407	$1,218,888
Interest-bearing deposits:
Interest-bearing demand	1,139,172	1,145,092	1,270,454
Money market	802,685	803,381	662,088
Savings	602,739	608,424	738,719
Time	713,142	627,253	420,372
Brokered	55,762	144,880	—
Total interest-bearing deposits	3,313,500	3,329,030	3,091,633
Total deposits	$4,360,574	$4,401,437	$4,310,521

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,371,219	$53,020	6.33%	$3,374,451	$53,185	6.25%	$3,012,320	$43,111	5.80%
Securities	1,221,447	6,847	2.25	1,282,773	7,265	2.25	1,411,613	7,813	2.24
Deposits with banks	167,297	1,952	4.69	84,021	786	3.71	92,363	739	3.24
Other	5,486	142	10.40	7,505	175	9.23	7,425	116	6.33
Total interest-earning assets	4,765,449	$61,961	5.23%	4,748,750	$61,411	5.13%	4,523,721	$51,779	4.64%
Allowance for credit losses	(40,238)			(38,844)			(33,301)
Noninterest-earning assets	278,253			292,543			274,870
Total assets	$5,003,464			$5,002,449			$4,765,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,127,684	$1,311	0.47%	$1,140,438	$1,228	0.43%	$1,230,644	$458	0.15%
Money market	812,684	4,797	2.37	684,197	2,885	1.67	634,608	935	0.60
Savings	611,224	443	0.29	610,767	417	0.27	709,862	178	0.10
Time	664,498	5,925	3.59	599,293	4,773	3.16	356,779	803	0.91
Brokered	82,150	1,117	5.47	140,963	1,924	5.42	—	—	—
Total interest-bearing deposits	3,298,240	13,593	1.66	3,175,658	11,227	1.40	2,931,893	2,374	0.33
Securities sold under agreements to repurchase	32,456	152	1.89	34,282	148	1.71	39,619	38	0.38
Borrowings	13,003	125	3.87	114,220	1,534	5.33	113,896	1,297	4.62
Subordinated notes	39,484	470	4.78	39,464	470	4.72	39,403	470	4.83
Junior subordinated debentures issued to capital trusts	52,796	933	7.11	52,782	948	7.13	47,586	763	6.50
Total interest-bearing liabilities	3,435,979	$15,273	1.79%	3,416,406	$14,327	1.66%	3,172,397	$4,942	0.63%
Noninterest-bearing deposits	1,036,402			1,081,795			1,121,365
Noninterest-bearing liabilities	37,107			37,440			49,316
Total liabilities	4,509,488			4,535,641			4,343,078
Stockholders' Equity	493,976			466,808			422,212
Total liabilities and stockholders’ equity	$5,003,464			$5,002,449			$4,765,290

Net interest income/Net interest margin (1)		$46,688	3.94%		$47,084	3.93%		$46,837	4.20%
Tax-equivalent adjustment (2)		575	0.05		666	0.06		702	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$47,263	3.99%		$47,750	3.99%		$47,539	4.26%
Net interest rate spread (4)			3.44%			3.47%			4.01%
Net interest-earning assets (5)	$1,329,470			$1,332,344			$1,351,324
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.39			1.43
Cost of total deposits			1.26%			1.05%			0.24%
Cost of funds			1.37			1.26			0.47
_______________________________________________________________________________________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

NONPERFORMING ASSETS
Nonaccrual	$9,657	$7,820	$6,508
Past due 90 days or more, still accruing	—	37	10
Total nonperforming loans	9,657	7,857	6,518
Foreclosed assets	277	852	3,356
Total nonperforming assets	$9,934	$8,709	$9,874

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,676	$2,641	$1,997

Allowance for credit losses	$40,815	$40,048	$38,776
Loans, before allowance for credit losses	3,345,962	3,404,417	3,195,540

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.22%	1.18%	1.21%
Allowance for credit losses to nonaccrual loans	422.65	512.12	595.82
Allowance for credit losses to nonperforming loans	422.65	509.71	594.91
Nonaccrual loans to loans, before allowance for credit losses	0.29	0.23	0.20
Nonperforming loans to loans, before allowance for credit losses	0.29	0.23	0.20
Nonperforming assets to total assets	0.20	0.17	0.20
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.30	0.26	0.31

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$40,048	$38,863	$25,333
Adoption of ASC 326	—	—	6,983
PCD allowance established in acquisition	—	—	1,247
Provision for credit losses	560	1,661	5,101
Charge-offs	(227)	(626)	(142)
Recoveries	434	150	254
Ending balance	$40,815	$40,048	$38,776

Net charge-offs (recoveries)	$(207)	$476	$(112)
Average loans	3,371,219	3,374,451	3,012,320

Net charge-offs (recoveries) to average loans *	(0.02)%	0.06%	(0.02)%
_______________________________________________________________________________________________________________
*Annualized measure.

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

PROVISION FOR CREDIT LOSSES
Loans (1)	$560	$1,661	$5,101
Unfunded lending-related commitments (1)	(33)	(548)	509
Debt securities	—	—	600
Total provision for credit losses	$527	$1,113	$6,210
_______________________________________________________________________________________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

Net income	$15,258	$18,446	$9,208
Adjustments:
Acquisition expenses (1)	—	—	(13,064)
Gains (losses) on closed branch premises	(635)	—	—
Realized gains (losses) on sales of securities	(3,382)	—	(1,007)
Mortgage servicing rights fair value adjustment	80	(1,155)	(624)
Total adjustments	(3,937)	(1,155)	(14,695)
Tax effect of adjustments	1,122	329	4,044
Total adjustments after tax effect	(2,815)	(826)	(10,651)
Adjusted net income	$18,073	$19,272	$19,859

Average assets	$5,003,464	$5,002,449	$4,765,290

Return on average assets *	1.23%	1.46%	0.78%
Adjusted return on average assets *	1.45	1.53	1.69
_______________________________________________________________________________________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023

Numerator:
Net income	$15,258	$18,446	$9,208
Earnings allocated to participating securities (1)	—	(10)	(5)
Numerator for earnings per share - basic and diluted	$15,258	$18,436	$9,203

Adjusted net income	$18,073	$19,272	$19,859
Earnings allocated to participating securities (1)	—	(9)	(13)
Numerator for adjusted earnings per share - basic and diluted	$18,073	$19,263	$19,846

Denominator:
Weighted average common shares outstanding	31,662,954	31,708,381	30,977,204
Dilutive effect of outstanding restricted stock units	140,233	139,332	69,947
Weighted average common shares outstanding, including all dilutive potential shares	31,803,187	31,847,713	31,047,151

Earnings per share - Basic	$0.48	$0.58	$0.30
Earnings per share - Diluted	$0.48	$0.58	$0.30

Adjusted earnings per share - Basic	$0.57	$0.61	$0.64
Adjusted earnings per share - Diluted	$0.57	$0.60	$0.64
_______________________________________________________________________________________________________________
(1)The Company previously granted restricted stock units that contain non-forfeitable rights to dividend equivalents, which were considered participating securities. Prior to 2024, these restricted stock units were included in the calculation of basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

Net interest income (tax-equivalent basis)
Net interest income	$46,688	$47,084	$46,837
Tax-equivalent adjustment (1)	575	666	702
Net interest income (tax-equivalent basis) (1)	$47,263	$47,750	$47,539

Net interest margin (tax-equivalent basis)
Net interest margin *	3.94%	3.93%	4.20%
Tax-equivalent adjustment * (1)	0.05	0.06	0.06
Net interest margin (tax-equivalent basis) * (1)	3.99%	3.99%	4.26%

Average interest-earning assets	$4,765,449	$4,748,750	$4,523,721
_______________________________________________________________________________________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

Efficiency ratio (tax-equivalent basis)
Total noninterest expense	$31,268	$30,387	$35,933
Less: amortization of intangible assets	710	720	510
Noninterest expense excluding amortization of intangible assets	$30,558	$29,667	$35,423

Net interest income	$46,688	$47,084	$46,837
Total noninterest income	5,626	9,205	7,437
Operating revenue	52,314	56,289	54,274
Tax-equivalent adjustment (1)	575	666	702
Operating revenue (tax-equivalent basis) (1)	$52,889	$56,955	$54,976

Efficiency ratio	58.41%	52.70%	65.27%
Efficiency ratio (tax-equivalent basis) (1)	57.78	52.09	64.43
_______________________________________________________________________________________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023

Tangible Common Equity
Total stockholders' equity	$496,681	$489,496	$450,098
Less: Goodwill	59,820	59,820	59,876
Less: Intangible assets, net	19,972	20,682	22,842
Tangible common equity	$416,889	$408,994	$367,380

Tangible Assets
Total assets	$5,040,510	$5,073,170	$5,013,821
Less: Goodwill	59,820	59,820	59,876
Less: Intangible assets, net	19,972	20,682	22,842
Tangible assets	$4,960,718	$4,992,668	$4,931,103

Total stockholders' equity to total assets	9.85%	9.65%	8.98%
Tangible common equity to tangible assets	8.40	8.19	7.45

Shares of common stock outstanding	31,612,888	31,695,828	32,095,370

Book value per share	$15.71	$15.44	$14.02
Tangible book value per share	13.19	12.90	11.45
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

Average Tangible Common Equity
Total stockholders' equity	$493,976	$466,808	$422,212
Less: Goodwill	59,820	59,820	49,352
Less: Intangible assets, net	20,334	21,060	15,635
Average tangible common equity	$413,822	$385,928	$357,225

Net income	$15,258	$18,446	$9,208
Adjusted net income	18,073	19,272	19,859

Return on average stockholders' equity *	12.42%	15.68%	8.84%
Return on average tangible common equity *	14.83	18.96	10.45

Adjusted return on average stockholders' equity *	14.72%	16.38%	19.08%
Adjusted return on average tangible common equity *	17.57	19.81	22.55
_______________________________________________________________________________________________________________
*Annualized measure.